Exhibit 21 – Subsidiaries of Registrant

SUBSIDIARIES OF REGISTRANT

       Name of Subsidiary                          Jurisdiction of Incorporation
       ------------------                          -----------------------------

American Fronteer Financial Corporation                Colorado
Corporate Net Solutions, Inc.                          Colorado
eBanker USA.com, Inc.                                  Colorado
eBiz Web Solutions, Inc.                               British Columbia Canada
eCredit Income Growth Inc.                             Hong Kong
eVision China.Com, Inc.                                Colorado
eVision Corporate Services, Inc.                       Colorado
Global Growth Management, Inc.                         British Columbia Canada
Global Med Technologies, Inc.                          Colorado
Global Med Technologies Asia Ltd.                      Hong Kong
Global Online Funds, Inc.                              Colorado
LIL Capital, Inc.                                      Delaware
OLBroker, Inc.                                         Colorado
RAF Services, Inc.                                     Nevada
RAF Services, Inc. of Texas                            Texas
RAF Services, Inc. of Louisiana                        Louisiana
Secutron Corp.                                         Colorado
Skyhub, Inc.                                           Colorado
Skyhub Asia Holdings Limited                           Hong Kong
Skyhub Asia, Inc                                       Colorado
Skyhub International, Inc.                             Colorado
Skyhub Asia Co. Ltd.                                   Hong Kong